Report of Independent Auditors

To the Board of Trustees and Shareholders of PIMCO Corporate Opportunity Fund


In planning and performing our audit
of the financial statements of PIMCO Corporate
Opportunity Fund the Fund for the year ended
November 30 2003 we considered its internal control including control activities for safeguarding securities, in order to
determine our auditing procedures for
the purpose of expressing our opinion on
 the financial statements and to comply
with the requirements of Form NSAR
not to provide assurance on internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entitys objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles.
 Those controls include the
safeguarding of assets against unauthorized acquisition use or disposition.

Because of inherent limitations in
 internal control errors or fraud may
occur and not be detected. Also projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design
and operation may deteriorate.

Our consideration of internal control
would not necessarily disclose all
 matters in internal control that might
be material weaknesses under standards
established by the American Institute
 of Certified Public Accountants.
A material weakness is a condition
in which the design or operation of
one or more of the internal control
components does not reduce to a
relatively low level the risk that
misstatements caused by error or
fraud in amounts that would be
material in relation to the financial
statements being audited may occur and
not be detected within a timely period
 by employees in the normal course of
performing their assigned functions.
 However we noted no matters involving
internal control and its operation
 including controls for safeguarding
securities that we consider to be material weaknesses as defined above as of November 30 2003.

This report is intended solely for the
 information and use of the Board of
Trustees management and the Securities
and Exchange Commission and is not
intended to be and should not be
used by anyone other than these specified parties.


PricewaterhouseCoopers LLP
January 16, 2004
2


2